Exhibit 99.1

CONSENT OF DUFF & PHELPS, LLC

March 7, 2008

Mr. William Corey West

Senior Vice President, Corporate Controller and

  Chief Accounting Officer

Oracle Corporation

500 Oracle Parkway

Redwood Shores, CA 94065

Subject:	WRITTEN CONSENT TO REFERENCE DUFF & PHELPS, LLC IN FORM 8-K OF ORACLE CORPORATION RELATED TO ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MAY 31, 2007 AND CERTAIN REGISTRATION STATEMENTS OF THE COMPANY

We hereby consent to (i) the inclusion in the Current Report on Form 8–K of Oracle Corporation (the “Company”) related to its Annual Report on Form 10–K for the year ended May 31, 2007 filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2007, of references to our final report relating to the estimation of the fair value of intangible assets acquired and support obligations assumed by Oracle in its acquisition of Hyperion Solutions Corporation and to references to our firm’s name therein; and (ii) the incorporation by reference in the Registration Statements of the Company (Nos. 333–147400, 333–145162, 333–142776, 333–142225, 333–139901, 333–139875, 333–138694, 333–136275, 333–131988 and 333–131427) on Form S–8 and in the Registration Statement of the Company (No. 333–142796) on Form S–3, filed with the SEC referencing our final report relating to the estimation of the fair value of intangible assets acquired and support obligations assumed by Oracle in its acquisition of Hyperion Solutions Corporation and to references to our firm’s name therein.

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the SEC thereunder, nor do we admit that we are experts with respect to any part of such Forms 8–K and 10–K within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ Duff & Phelps, LLC
Duff & Phelps, LLC